Exhibit 10.3

WEBSITE AND SOFTWARE DEVELOPMENT AGREEMENT

THIS AGREEMENT is made as of 09/30/2007

BETWEEN:

Bump Networks, Inc., a company duly incorporated under the laws of the State of Hawaii and having an office at

201 - 89 Ho’okele Street

Kahului, Hawaii 96732

(hereinafter referred to as the “BUMP NETWORKS”)

AND:

Code Rebel LLC, and having an office at:
201 - 89 Ho’okele Street
Kahului, HI 96732

(hereinafter referred to as the “CUSTOMER”)

WHEREAS:

A.	BUMP NETWORKS is a creative technology company, specializing in web and mobile design and development.

a.	BUMP NETWORKS will provide web and software development services to the CUSTOMER relating to the creation or modification of a website.

b.
BUMP NETWORKS will provide Services to the Customer and will be entitled to charge the Customer for such Services at cost.  Customer must report bugs, including browser compatibility issues, within 6 weeks of launch to be covered by Bump Networks services free of charge.

B.	The CUSTOMER desires to retain BUMP NETWORKS to provide web and software development.

C.	For purposes of this Agreement, the Effective Date shall be _09/30/2007.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the COMPANY and the CUSTOMER agree as follows:

ARTICLE ONE - AGREEMENT

1.1
Termination of Prior Agreements.  This Web Development Agreement, from and after the Effective Date hereof, supersedes and takes the place of any other Contracts, Agreements or understandings, whether oral, written or implied, with respect to the subject matter heretofore existing between the Parties hereto.

1.2
Term of Agreement.  The Term of Agreement shall be from the Effective Date until terminated by one party in writing.  The Term of Agreement may be modified, provided that such modification is in writing and executed by all Parties.

ARTICLE TWO - WEBSITE AND SOFTWARE

DEVELOPMENT SERVICES AND GENERAL REQUIREMENTS

2.1
Description of Services.  BUMP NETWORKS will provide website and software development services to the CUSTOMER relating to the creation or modification of a website and/or a software.  Subject to any lawful restraint imposed upon it by any other party (such as an obligation as to confidence), Bump Networks will make available to the CUSTOMER all knowledge, information and expertise in its possession in performing the “Services”.

2.2
Products.  BUMP NETWORKS may also supply the CUSTOMER with Products (as ordered by CUSTOMER and agreed by BUMP NETWORKS) from time to time.  In the context of this Agreement, “Products” means any hardware and/or third party software provided to the CUSTOMER by or on behalf of BUMP NETWORKS pursuant to this Agreement.

ARTICLE THREE - CONSULTING RATES AND PAYMENT

3.1
Consulting Rates.  BUMP NETWORKS will provide Services to the CUSTOMER and will be entitled to charge the CUSTOMER for such Services at cost.  The CUSTOMER must report bugs, including browser compatibility issues, within 3 months of launch to be covered by BUMP NETWORKS services free of charge.

3.2
Products.  Upon the CUSTOMER’s written approval of the procurement of any Products, the CUSTOMER will pay BUMP NETWORKS for the cost of any Products (including any licensing that BUMP NETWORKS is required to pay to obtain a sub-license in favor of the CUSTOMER for any third party software) together with BUMP NETWORKS’ own charge that it levies for handling and/or obtaining any relevant sub-licenses.

3.3	Reimbursements. The CUSTOMER will also reimburse BUMP NETWORKS for all reasonable expenses incurred by BUMP NETWORKS on the CUSTOMER’s behalf or in carrying out its obligations under this Agreement.

3.4
Method of Payment.  BUMP NETWORKS accepts payment by Credit Card, Check, PayPal, Postal Money Order and Wire Transfer.  BUMP NETWORKS shall charge a $25.00 for each NSF (non sufficient funds) check by the bank.  BUMP NETWORKS accepts Visa, MasterCard, American Express, and Discover.

3.5
Late Payment or Failure to Pay.  The CUSTOMER agrees and acknowledges hereto, failure to remit payment to BUMP NETWORKS by the invoice due date is cause for the following to be exercised at BUMP NETWORKS’ discretion:

a.	A late charge of two percent (2%) per month above the Bank of America prime rate; and/or

b.	The Agreement to be terminated without further notification to the CUSTOMER. The CUSTOMER agrees that BUMP NETWORKS shall not be held liable for such termination.

3.6
Customer Invoicing Disputes and Request for Further Substantiation.  The CUSTOMER may dispute any invoice and may request further substantiation of any line item or other charge on any invoice provided by BUMP NETWORKS.  The CUSTOMER shall notify BUMP NETWORKS of any invoicing dispute or request for further substantiation, and such notification shall set forth in reasonable detail the amount disputed and the basis and facts upon which the CUSTOMER disputes or requests further information.  The amount invoiced to the CUSTOMER by BUMP NETWORKS will be deemed to be correct if not disputed by the CUSTOMER with written notice within sixty (60) days of the bill date.

ARTICLE FOUR - TAXES

4.1
Taxes.  The CUSTOMER shall pay any monies owing relating to Federal, State, Provincial, Municipal, or Local Sales or Use Tax (or its equivalent) that is required by applicable Law to be due on any taxable services or products purchased hereunder from BUMP NETWORKS.  BUMP NETWORKS shall separately bill such tax, if applicable, on its invoice to the CUSTOMER.  The CUSTOMER agrees to pay BUMP NETWORKS for such tax.  All other taxes, including, but not limited to, Federal, State, Provincial, Municipal, and Local Income Taxes, Gross Receipts Taxes, Federal, State, Provincial, Municipal, and Local Sales and Use Taxes, shall be the responsibility of the Party who incurs the tax liability.

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES

5.1	General Representations and Warranties. Each Party represents and warrants to the other Part as of the Effective Date that:

a.	It is a legal entity duly organized and validly existing under the laws of its State and/or country of incorporation, as applicable;

b.	It has the power and authority to perform its obligations hereunder;

c.
That the individual executing this Agreement on behalf of any business, corporation, organization or other entity, represents and warrants that he or she (1) has full power and authority to enter into and execute this Agreement and (2) has the full power and authority to bind the person, corporation, organization, or other entity for whom he or she is signing;

d.
The execution, delivery and performance by it, of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any other Agreement or relationship BUMP NETWORKS or the CUSTOMER has with any other party.

e.
BUMP NETWORKS shall be considered to be an independent contractor.  The relationship between BUMP NETWORKS and the CUSTOMER shall not be construed to be that of Employer and Employee, nor to constitute a partnership, joint venture, or agency of any kind.

BUMP NETWORKS makes no representations or warranties beyond this Agreement, whether expressed or implied for the Services it is providing.

5.2
Proprietary Rights.  BUMP NETWORKS warrants that all work under this Agreement shall be BUMP NETWORKS’ original work and none of the Services or Work Product or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, BUMP NETWORKS), and BUMP NETWORKS has the full right to allow BUMP NETWORKS to provide the CUSTOMER with the assignments and rights provided for herein.

5.3
Title and Interest.  BUMP NETWORKS represents and warrants that BUMP NETWORKS has the title and interest to transfer all the rights (including but not limited to assignments and licenses) granted pursuant to this Agreement.

5.4	Deliverable Compliance. BUMP NETWORKS represents and warrants that the Deliverables provided hereunder will comply to the material requirements (if any) of each Statement of Work.

5.5
Services.  BUMP NETWORKS warrants that the Services will be performed in a professional and workmanlike manner and that none of the Services or any part of this Agreement will be inconsistent with any obligations BUMP NETWORKS may have to others.

5.6
Authorization.  Each party warrants that it has the right to enter into this Agreement and that there exist no prior commitments or other obligations, which prevent such party from making all of the grants and undertakings provided for in this Agreement.

5.7	Policies. BUMP NETWORKS network resources used by the CUSTOMER may not be used to impersonate any person or misrepresent authorization to act on behalf of others or BUMP NETWORKS.

5.8
No Poaching.  Both parties undertake that each will not for a period of two years from the termination of this Agreement entice away or endeavor to entice away from the other party any employee of such other party.  Each party acknowledges that the prohibition and restriction contained in this clause are reasonable in the circumstances and necessary to protect the business of the other party.

5.9
Non-Exclusive Agreement.  The CUSTOMER acknowledges that BUMP NETWORKS is providing Services to the CUSTOMER on a non-exclusive basis and that BUMP NETWORKS may provide services of the same or a similar nature as the Services to any other party.

ARTICLE SIX -  PREMISES AND FACILITIES

6.1
Premises.  BUMP NETWORKS shall be entitled to provide the Services remotely from its own premises and will not be required to access the Customer’s premises.  If BUMP NETWORKS is required to access the CUSTOMER’s premises for any reason pursuant to this Agreement, the CUSTOMER will reimburse BUMP NETWORKS for reasonable transport and/or accommodation expenses incurred by BUMP NETWORKS in doing so.  However, this does not include transport or accommodation expenses where the CUSTOMER’s premises are located within 25 miles of the BUMP NETWORKS office, located at 89 Ho’okele Street, Suite 201, Kahului Hawaii.

6.2
Facilities.  The CUSTOMER authorizes BUMP NETWORKS to obtain access to the CUSTOMER’s computing facilities referred to in Schedule “A” : “Facilities” using the remote means of access referred to in Schedule “A” : “Means of Access” and subject to any Restrictions on Access set out in Schedule “A”, for the purposes of providing the CUSTOMER with Services.

a.	BUMP NETWORKS will not use “Means of Access” (or any other methods of remote access) to access the Facilities for any purpose other than to provide Services.

6.3	Security. BUMP NETWORKS will take the following steps to ensure the security of the Facilities (insofar as the use of BUMP NETWORKS’ systems and Means of Access are concerned)

a.	Ensuring that no passwords are stored in easily recognizable form on BUMP NETWORKS’ own systems in circumstances where a breach of BUMP NETWORKS’ own internal security may reveal them.

b.	Ensuring that only those employees and contractors of BUMP NETWORKS who are required to access the Facilities using BUMP NETWORKS’ systems and the Means of Access are able to do so.

c.	Ensuring that the Facilities are not capable of being accessed by a third party system or user, which may also use BUMP NETWORKS systems, except as permitted by this Agreement.

6.4
Loss or Damages.  The CUSTOMER indemnifies BUMP NETWORKS against any loss or damage arising directly or indirectly from any unauthorized use of the Facilities to which BUMP NETWORKS has been granted remote access, provided that such unauthorized use has not arisen as the result of any action or omission on the part of BUMP NETWORKS, or a material breach by BUMP NETWORKS of its own obligations under Clause 6.3 of this agreement.

6.5
Assistance.  The CUSTOMER will provide BUMP NETWORKS with all reasonable assistance free of charge (including without limitation of the Means of Access and other Items referred to in Schedule “A”, office facilities, and liaison with the necessary officers and employees of the CUSTOMER) in order to permit BUMP NETWORKS to efficiently provide the Services.

ARTICLE SEVEN - CONFIDENTIALITY

7.1
Non-Disclosure.  BUMP NETWORKS will not disclose to any third party or use, other than for the purposes of this Agreement, any knowledge or information imparted to or obtained by it during or in connection with the fulfillment of this Agreement which is of a secret or confidential nature relating to the business, equipment, processes relating to the equipment, the products, services, process, or business strategies offered or employed by the CUSTOMER.

7.2
Necessary Disclosures.  This obligation of confidence will cease to apply in relation to information that BUMP NETWORKS is required to disclose by any law so long as in such case BUMP NETWORKS provides the CUSTOMER prior notice of any such disclosure, and allows the CUSTOMER to appeal such disclosure.  Or by which such disclosure becomes part of the public domain other than as the result of a breach by BUMP NETWORKS of its obligations of confidence under this Agreement.

ARTICLE EIGHT -  INTELLECTUAL PROPERTY RIGHTS

8.1	Work Product. The CUSTOMER shall own, all right, title, claims and interest in and to all software resulting from or relating to the Services (collectively “Work Product”).

a.
Whereas, rights include: all patent rights, copyrights, trade secret rights, mask work rights, trademark rights, database rights and all other intellectual and proprietary rights of any sort whatsoever.

b.
Whereas, software includes: source code, mask works, works of authorship, notes, records, drawings, designs, know-how, ideas, concepts, inventions, improvements, developments, discoveries, trade secrets, Deliverables, work-in-progress, and other information and materials made, conceived, discovered, in whole or part, alone or with others.

BUMP NETWORKS agrees to promptly disclose and provide all Work Product to CUSTOMER.  To the maximum extent allowable by applicable law, all Work Product constitutes a “work made for hire” with CUSTOMER as the sole author and owner thereof.  BUMP NETWORKS further agrees to assign, and does hereby irrevocably and fully assign to CUSTOMER for good and valuable consideration and without reservation, all right to the Work Product, agrees to execute any documents in connection with such assignment that CUSTOMER may reasonably request, and appoints CUSTOMER its attorney-in-fact to execute assignments of, and register all rights to, the Work Product.  This appointment is coupled with an interest.  BUMP NETWORKS hereby waives any so-called “moral rights” in and to the Work Product.

8.2
Bump Materials.  If any part of the Services or any deliverable requires the use of BUMP NETWORKS technologies or intellectual property rights and not assigned hereunder, BUMP NETWORKS hereby grants the CUSTOMER irrevocable, royalty-free, non-exclusive, right and license to exercise all such technology and intellectual property rights in support of the CUSTOMER’s exercise of the Services or Deliverables.  All such BUMP NETWORKS Materials shall be identified in Schedule “B”.

8.3	Third Party Material. BUMP NETWORKS shall not incorporate any materials owned by a third party including any open source code (“Third Party Materials”) in a deliverable unless:

a.	Such Third Party Material is identified in Schedule “B” and;

b.
BUMP NETWORKS has sufficient authority to grant, and does grant, the CUSTOMER a worldwide, irrevocable, fully paid license, with rights to sublicense and to authorize the granting of further sublicense, to use or otherwise distribute all Third Party Materials incorporated in the Deliverables.

8.4
Right to Perform.  BUMP NETWORKS warrants to the CUSTOMER that to the best of its knowledge, it has the right to perform the Services, assign the Work Product, and grant the licenses referred to in this Agreement, and that the use by the CUSTOMER of any software or results of any of the Services provided by BUMP NETWORKS will not infringe on the rights of any third party.  BUMP NETWORKS agrees to defend, indemnify and hold the CUSTOMER harmless from any and all claims, actions, damages, liabilities, costs, and expenses.  This is includes reasonable attorneys’ fees and expenses, arising out of any third party claim that any of the Services, Deliverables or other materials provided to the CUSTOMER by BUMP NETWORKS hereunder misappropriates any trade secret, or infringes an patent, copyright, mask rights, or other intellectual property rights of any third party.

ARTICLE NINE -  LIMITED LIABILITY

9.1
Damages.  In no event shall BUMP NETWORKS and any of its affiliates, respective directors, officers, employees, shareholders, partners or agents or the like, involved in creating, developing, marketing, advising, funding, producing or distributing BUMP NETWORKS’ Services be liable for:

a.
Any incidentally, indirect, punitive, exemplary, or consequential damages whatsoever (including damages for loss of profits, interruption, loss of business, or any other pecuniary loss) in connection with any claim, loss, damage, action, suit or other proceeding arising under or out of this Agreement, including but without limitation the CUSTOMER’s use of, reliance upon, access to, or exploitation of BUMP NETWORKS’ Services or any parte thereof, or any rights granted to action is based on contract, tort (including negligence), infringement of intellectual property rights or otherwise.  No action, regardless of form or nature, arising out of this Agreement may be brought by or on behalf of the CUSTOMER more than two (2) years after the cause of action first arose and shall not exceed the aggregate dollar amount which the CUSTOMER paid to BUMP NETWORKS during the Term of Agreement.

b.	Any direct, indirect, incidental, special or consequential damages that result from the CUSTOMER’s non-compliance with the CUSTOMER’s Federal, State, Local, Provincial, Municipal, or the like laws;

c.
Mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of war, acts of God, fire, flood, earthquake, accident, riot, sabotage, labor shortage or dispute, government acts, Internet interruption, communication failure, theft, destruction, or unauthorized access to BUMP NETWORKS’ records, programs, or Services.

9.2
Lawful Purposes.  The CUSTOMER acknowledges and agrees that BUMP NETWORKS’ Services may only be used for lawful purposes.  Transmission of any material in violation of any Federal, State, Provincial, Municipal, or Local law, code, regulation or ordinance is prohibited.  This includes, but is not limited to copyrighted material, material legally judged to be threatening or obscene, or material protected by trade secrets.

9.3
Software Backup.  The CUSTOMER is solely responsible for the proper backup and protection of all of its software and data, except to the extent that BUMP NETWORKS is providing Services to the CUSTOMER which include the maintenance, hosting and storage of such software and data, as well as the implementation and maintenance of firewalls and security measures (including proper virus control) in relation to the Facilities.

9.4
High Risk Activities.  None of the software or the Products provided pursuant to this Agreement is designed or intended to be fault-tolerant or design or intended for use as or for use where their failure or malfunction could lead to death, personal injury, or economic, physical or environmental damage (“High Risk Activities”).

a.
The term “High Risk Activities” includes but is not limited to: on-line control equipment in hazardous environments requiring fail-safe performance (such as in the operation of nuclear facilities, aircraft navigation or communications systems, air traffic control, direct life support machines, weapons systems, banking or financial control or reporting systems, or security systems).

b.
The CUSTOMER warrants that it will not use, distribute or resell any of the Products or software for any High Risk Activities and that it will ensure that permitted end-users of such Products or software are provided with a notice.  The CUSTOMER will indemnify BUMP NETWORKS for any loss, cost, damage or third party claim arising from the CUSTOMER’s use of any of the Products in High Risk Activities or from any breach by the CUSTOMER of this clause.

9.5
Trademarks and Copyrights.  Unless expressly contracted for in this Agreement, the CUSTOMER understands and agrees that it is solely responsible for obtaining the applicable licensing, copyrights and trademark licenses and rights for the use, display, broadcast and reproduction of all images used on its website, as well as for any trademark or copyright searches pertaining thereto.  The CUSTOMER acknowledges and agrees that BUMP NETWORKS does not have the ability to supervise or control the CUSTOMER’s conduct regarding image selection or placement and further agrees that BUMP NETWORKS is not vicariously liable for any trademark, trade dress, or copyright infringement.

a.
Stock imagery recommended by BUMP NETWORKS must be purchased in the CUSTOMER’s name and provided to BUMP NETWORKS prior to use.  The CUSTOMER agrees to maintain all records of stock imagery purchases, licenses and rights related to its website and to make such records available for copying and review by BUMP NETWORKS upon reasonable notice.

ARTICLE TEN - INDEMNIFICATION

10.1
Indemnification.  The CUSTOMER hereby covenants and agrees to indemnify, defend, and hold harmless BUMP NETWORKS and its respective directors, officers, shareholders, employees, affiliates, agents, merchant licensers or the like, from any and all claims, demands, liabilities, charges, losses, expenses, actions, suits, causes of action, damages, injury and costs whatsoever (including legal costs on a solicitor or counsel and own client basis) arising out of or related to or in connection with:

a.
Any breach of the CUSTOMER pursuant to this Agreement, or any other Agreement between the parties, including but without limitation, the breach of any covenant or representation or warranty contained herein;

b.	All claims, damages, and expenses of every kind arising from or related to acts of the CUSTOMER;

c.	As a direct or indirect consequence of termination of this Agreement in accordance with its terms;

d.	Any injury to persons or property caused by, arising from or related to any Products distributed or Services rendered in connection with BUMP NETWORKS’ Services

e.	Any material supplied by the CUSTOMER infringing or allegedly infringing on the proprietary rights of a third party

f.	Any alleged copyright, trademark, service mark or trade dress, patent infringement or any other intellectual property rights;

g.
Any alleged trade secrets misappropriation.  The CUSTOMER shall reimburse BUMP NETWORKS upon demand for any payment made by BUMP NETWORKS at any time with respect to such losses, damages, liabilities, attorneys’ fees and costs, actions, suits or other claims to which the foregoing indemnity applies.

ARTICLE ELEVEN - TERMINATION

11.1	Termination. This Agreement may be terminated in the following circumstances:

a.	By either party by giving the other party thirty (30) days notice in writing to that effect;

b.
Immediately by BUMP NETWORKS by notice in writing if the CUSTOMER fails to remedy a breach of this Agreement (including any provision as to payment) within fourteen (14) days of receipt of a notice from BUMP NETWORKS of such breach requiring it to do so; or

c.
By either party immediately by notice in writing if the other party takes any corporate action or other steps are taken or legal proceedings are started (and are not withdrawn, discontinued or struck out within twenty-one (21) days) for its winding up, liquidation or dissolution (other than for the purposes of reconstruction) or the appointment of an administrator, receiver, manager, official manager, Liquidator, provisional Liquidator, trustee or similar office of it or of any or all of its revenues and assets (“Insolvency Event”), and such Insolvency Event remains in existence in respect of such party as the time of service of the Notice.

11.2
Payment at Termination.  On termination of this Agreement however occurring, the CUSTOMER will pay BUMP NETWORKS for services rendered up to the date of termination.  BUMP NETWORKS shall refund any overpayment by the CUSTOMER.

11.3	Surviving Clauses and Articles. Clauses 5.2-5.6 Clauses 6.4, Article 7, Article 8, and Article 9, inclusive shall survive any termination or expiration of this Agreement.

ARTICLE TWELVE - GENERAL CONTRACT PROVISIONS

12.1
Governing Law, Jurisdiction and Venue.  This Agreement and all matters arising hereunder shall be interpreted and construed in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America, and it and any and all performance of the Parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Hawaii, notwithstanding any conflict of law rules or decisions.  Furthermore, the Parties agree that any action or proceeding brought to enforce or declare rights arising out of or relating to this Agreement will be brought exclusively in the State or Federal Courts in and for the State of Hawaii, and the Parties further consent to the exclusive jurisdiction of said Courts and waive any claims of forum non conveniens or any other claims relating to venue.

12.2
Notice.  Any notice, demand, request, waiver, approval or other communication required or permitted to be given by either Party hereunder shall be in writing and may be validly given if sent via electronic mail with confirmation of receipt, registered address as any party entitled to notice shall have communicated in writing to the other party.

If to BUMP NETWORKS:	201 - 89 Ho’okele Street Kahului, Hawaii 96732 Email: accountinq@bumpnetworks.com
If to the CUSTOMER:	201 - 89 Ho’okele Street Kahului, Hawaii 96732 Email: arben@coderebel.com

a.	Any notices or communications to either party hereunder shall be deemed as given when deposited in the mail, addressed to the then current address of such party.

b.
Either party may change its address, email address, or phone for purposes of this Agreement by giving the other party written notice of its new address.  Any such notice if given or made by registered or recorded delivery international air mail letter shall be deemed to have been received on the earlier of the dates actually received and the date fifteen (15) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such a date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next such succeeding Business Day.

12.3
Severability.  If any covenant or provision contained herein is declared or determined to be void, invalid or unenforceable in whole or in part for any reason whatsoever by a court having competent jurisdiction, the parties agree that this Agreement shall endure except for the covenant or provision declared void, invalid or unenforceable by order of such court and further the covenant or provision declared void, invalid or unenforceable by order of such court shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions hereof, and such unenforceable covenant or provisions or part thereof shall be treated as severable from the remainder of this Agreement.  The parties shall consult and use their best efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

12.4
Entire Agreement.  This Agreement and any Schedules attached hereto constitutes the whole of the Agreement between the Parties hereto.  There are no collateral representations, agreements or conditions not specifically set forth herein.  The COMPANY acknowledges that any express representations not contained in the Agreement, made negligently, innocently or otherwise to the COMPANY, by the respective directors, officers, shareholders, employees, affiliates, agents, merchant licensers, or the like, of BUMP NETWORKS, whether acting with actual or ostensible authority or otherwise, and whether such representations are made prior to, on, or subsequent to the date hereof, have been, are or shall be so made without responsibility on the part of BUMP NETWORKS, its respective directors, officers, shareholders, employees, affiliates, agents, merchant licensers, or the like, for any tortious liability, economic losses, non-pecuniary losses or other damages.  The COMPANY also further acknowledges and agrees that any representation that may by implication arise as a result of the past, present or future interactions of BUMP NETWORKS and the COMPANY, shall not attribute or import any tortious liability to BUMP NETWORKS, its respective directors, officers, shareholders, employees, affiliates, agents, merchant licensers or the like.

12.5
Amendments.  No modification, amendment or variation hereof shall be of effect or binding upon the Parties hereto unless agreed to in writing, by each of them and thereafter such modifications, amendment or variation shall have the same effect as if it had originally formed part of this Agreement.

12.6
Successors and Assigns.  This Agreement and the rights and obligations hereunder shall not be assigned, delegated or transferred.  The Agreement is specific to the COMPANY and shall not be assigned, delegated or transferred by the Company without the BUMP NETWORKS’ prior written consent (which consent may be withheld in the CONSULTANT`s sole discretion).

12.7	Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and each of their respective legal personal representatives, assigns, and successors.

12.8
Waiver.  None of the conditions or provisions of this Agreement shall be held as waived by any act or knowledge on the part of either party, except by an instrument in writing signed by a duly authorized officer or representative of such party.  Further, the waiver by either party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other party.

12.9
Force Majeure.  Any delay or failure in the performance by BUMP NETWORKS hereunder shall be excused if and to the extent caused by the occurrence of a Force Majeure.  For purposes of this Agreement, Force Majeure shall mean a cause or event that is not reasonably foreseeable or otherwise caused by or under the control of BUMP NETWORKS.  Claiming Force Majeure can include, but is not limited to:

a.	Acts of God, fires, floods, tsunamis, explosions, riots, wars (declared or undeclared), hurricane, lightning, earthquake, any other natural disaster or calamity;

b.	Any acts of terrorism, vandalism, accident;

c.	Restraint of government, governmental acts (including laws, regulations, orders, authority or statutory undertaking), injunctions;

d.	Labor strikes, lockouts or labor disputes, industrial disputes;

e.	Acts of gross, reckless or willful misconduct of the employees of the CUSTOMER;

f.	Embargoes;

g.	Other like events that are beyond the reasonable anticipation and control of BUMP NETWORKS;

Thereby, despite such reasonable efforts to prevent, avoid, delay, or mitigate the effect of such acts, events or occurrences, and which events or the effects thereof are not attributable to BUMP NETWORKS’ failure to perform its obligations under this Agreement.

12.10	CUSTOMER Bankruptcy. The CUSTOMER irrevocably and unconditionally guarantees the payment of any obligations to BUMP NETWORKS related to or arising from this Agreement, upon

a.
The dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy reorganization, arrangement, moratorium or other debtor relief proceedings by or against the CUSTOMER, or;

b.
The appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the CUSTOMER, and unconditionally promises to pay such obligations to BUMP NETWORKS on demand, in lawful money of the United States of America.

12.11
No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.12	CUSTOMER’s Acknowledgement. The CUSTOMER acknowledges that it has read and understand the foregoing and specifically acknowledges:

a.	That BUMP NETWORKS advised the CUSTOMER to seek independent legal advice prior to executing this Agreement, and;

b.	The CUSTOMER had the reasonable opportunity to seek or be advised by independent legal advice prior to executing this Agreement and;

c.	The CUSTOMER had the opportunity to participate in the review and drafting of this Agreement

In consideration of BUMP NETWORKS’ Services, the CUSTOMER agrees to be bound by the terms and conditions of this Agreement.  The CUSTOMER further agrees that this is the complete and exclusive statement of the Agreement between the CUSTOMER and BUMP NETWORKS, which supersedes any proposal or prior Agreement, oral or written, and any other communication between BUMP NETWORKS and the CUSTOMER relating to the subject of this Agreement.

NOW THEREFORE, the Parties have duly executed Agreement as of September 30, 2007.

SIGNED, SEALED, and DELIVERED

BUMP NETWORKS

Per:	Crystal Kryeziu
Title:	President
Signature:	/s/ Crystal Kryeziu

Per:	Arben Kryeziu
Title:	CEO - Code Rebel LLC
Signature:	/s/ Arben Kryeziu